Exhibit 99.10(A)

April 24, 2003

United Investors Life Insurance Company

2001 Third Avenue South

Birmingham, AL 35233

RE:	United Investors Advantage Gold Variable Account Form N-4 File No. 333-89797

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 333-89797). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours, SUTHERLAND ASBILL & BRENNAN LLP By: /s/ FREDERICK R. BELLAMY Frederick R. Bellamy

FRB:dk